Exhibit 10.31

Execution Version

This AGREEMENT REGARDING SUGAR CAMP LEASE AGREEMENT (“Agreement”) is dated Dec. 11, 2013 but is effective as of August 23, 2013, and is by and among HOD LLC, a Delaware limited liability company (“HOD”), SUGAR CAMP ENERGY, LLC, a Delaware limited liability a Delaware limited, liability company (“HOD”), SUGAR CAMP ENERGY, LLC, a Delaware limited liability company (“Sugar Camp”), and FORESIGHT RESERVES, LP, a Nevada limited partnership (“Foresight”), each a “Party” and collectively the “Parties,” Capitalized terms used but not defined herein are defined in that certain Addendum Agreement dated as of March 6, 2012 related to the Restricted Business Contribution Agreement dated as of January 4, 2007 by and among Christopher Cline, Foresight Adena Minerals, LLC, National Resource Partners L.P., NRP (GP) LP, GP National Resource Partners LLC and NRP (Operating) LLC (the “Addendum Agreement”).

W I T N E S S E T H

WHEREAS, HOD and Sugar Camp entered into that certain Lease Agreement as of March 6, 2012 (“Lease”), whereby HOD leased the “Sugar Camp Rail Load Out” to Sugar Camp to permit Sugar Camp to operate and maintain the Sugar Camp Rail Load Out and whereby Sugar Camp was given the exclusive right to throughout all the coal mind in the “Sugar Camp Mine” (as defined in the Lease);

WHEREAS, the Lease currently applies to the production associated with “Longwall Area 1” (as defined in the Lease) in the Sugar Camp Mine;

WHEREAS, Sugar Camp intends to install and operate a second longwall in the Sugar Camp Mine in area known as “Longwall Area2”;

WHEREAS, Foresight owns 99.333% of and controls Foresight Energy LLC which is the sole member of and controls Sugar Camp;

WHEREAS, pursuant to Section 1(a) of the Addendum Agreement, the Adena Parties are required to offer or cause an Affiliate thereof to the offer to the Partnership Group the opportunity to acquire the right to receive tonnage payments with respect to the mining operations relating to Longwall Area 2 on substantially identical terms and conditions as set forth in the Lease, other than the amount of such tonnage payments and the consideration from the Partnership Group or an Affiliate thereof to the Adena Parties or an Affiliate thereof at the consummation of such agreement, which form and amount of consideration is subject to negotiation; and

WHEREAS, the Parties desire to confirm their obligations with respect to Longwall Area 2 pursuant to the Addendum Agreement.

NOW, THEREFORE, in consideration of the premises which are not mere recitals but are integral part hereof and for other good and valuable consideration including the agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intended to be legally bound hereby, covenant and agree as follows:

1. If the Parties are able to negotiate mutually agreeable terms and provisions addressing the inclusion or insertion of Longwall Area 2 in the Lease (collectively “Terms”), JPD and Sugar Camp agree to negotiate, prepare, execute, and perform an amendment to the Lease (the “First Amendment”) which shall provide for the inclusion or insertion of Longwall Area 2 in the lease.

2. Foresight shall cause and direct Sugar Camp to negotiate the Terms with HOD in good faith, and, to the extent HOD and Sugar Camp desire to execute the first amendment, Foresight shall cause Sugar Camp to prepare, execute, and perform the First Amendment, Sugar Camp’s negotiation, preparation, execution, and performance of the First Amendment and negotiation of the Terms shall be at the express direction and under the authority of Foresight.

3. Upon execution of the First Amendment, HOD shall pay the consideration for the right to receive tonnage payments with respect to the mining operations relating to Longwall Area 2 directly to Foresight.

4. In connection with this Agreement, each Party agrees to prepare, execute, and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all the terms, provisions and conditions and the intent of this Agreement.

5. This Agreement shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document. The recitals hereto (the “WHEREAS” clauses) are part of and are incorporated into this Agreement.

6. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument, and any Party may execute this Agreement by signing any such counterpart(s).

IN WITNESS WHEREOF, each Party has executed this Agreement as of the date first set forth above but agrees that it shall be effective as of August 23, 2013

HOD LLC

By:	NRP (OPERATING) LLC
Its Sole Member

By:	/s/ Wyatt Hogan

Name:	Wyatt Hogan

Title:	Vice President – General Counsel

SUGAR CAMP ENERGY, LLC

By:	/s/ Michael J. Beyer

Name:	Michael J. Beyer

Title:	President & CEO

FORESIGHT RESERVES, LP

By:	/s/ John Dickinson

Name:	John Dickinson

As of cline Resource and Development Company which is the Manager of Insight Resource, LLC which is the General Partner of Foresight Reserves, L.P.